Exhibit 15.1

ERNST & YOUNG LLP             100 North Broadway        Phone: 405 278 6800
                         Oklahoma City, OK 73102         Fax:  405 278 6823
                                                         Fax:  405 278 6834




November 17, 1995



The Board of Directors
LSB Industries, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 33-8302) and the Registration Statement (Form S-3 No. 33-69800) of LSB Industries, Inc. and in the related Prospectus of our report dated November 17, 1995 relating to the unaudited condensed consolidated interim financial statements of LSB Industries, Inc. which are included in its Form 10-Q for the quarter ended September 30, 1995.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                   Very truly yours,

                                   /s/ Ernst & Young LLP